UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2021, Rare Element Resources, Inc. (the “Company”), a Wyoming corporation and wholly owned subsidiary of Rare Element Resources Ltd. (the “Registrant”), and General Atomics, a California corporation (“General Atomics”), entered into a Cost Share Funding Assumption Agreement (the “Cost Share Agreement”) pursuant to which the Company agreed to assume and pay for certain costs incurred by General Atomics for the design, construction, and operation of a planned rare earth separation and processing demonstration plant near the Registrant’s Bear Lodge rare earth elements project in Upton, Wyoming.

As previously disclosed, in January 2021, the U.S. Department of Energy (the “DoE”) announced that a consortium of companies, which includes the Registrant, led by General Atomics, an affiliate of Synchron, and certain of its affiliates, and LNV, an Ardurra Group, Inc. company, as engineering and construction subcontractor, was selected for a potential financial award in the amount of $21.9 million for the engineering, construction and operation of a planned rare earth separation and processing demonstration plant.  The DoE award was finalized through a cooperative agreement dated October 1, 2021 (the “Cooperative Agreement”) that was awarded by the DoE for the demonstration plant.  The Cooperative Agreement provided that up to $44 million in allowable costs for the planned demonstration plant would be funded on a cost-share basis, 50% by the DoE and 50% by a non-federal entity.

Pursuant to the Cost Share Agreement, the Company agreed to assume and pay for (i) all allowable costs incurred by General Atomics under the Cooperative Agreement plus (ii) any unallowable costs incurred by General Atomics under the Cooperative Agreement that amount to up to 3.0% of the allowable costs under clause (i) above.  The Cost Share Agreement will become effective on the first date on which both of the following conditions precedent have been satisfied (the “Effective Date”): (a) the rights offering approved by the board of directors of the Registrant on October 1, 2021 is completed and (b) the Registrant raises aggregate proceeds of at least $25,000,000 pursuant to such rights offering.  On the Effective Date, the Company will be obligated to make a prepayment to General Atomics of $2.7 million for the first $2.7 million of Company-assumed costs for the planned demonstration plant, with the number and amount of additional prepayments to be subject to the mutual written agreement of the parties.

The term of the Cost Share Agreement will commence on the Effective Date and continue until the date of completion of the planned demonstration plant, unless terminated earlier by either party.  Either party may terminate the Cost Share Agreement immediately upon written notice to the other party if any of the following events occurs: (a) the Cooperative Agreement is terminated for any reason prior to the completion of the planned demonstration plant; (b) the other party commits a material breach of its obligations under the Cost Share Agreement and fails to cure such breach within 30 days; or (c) the other party makes an assignment for the benefit of its creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or commences any insolvency or bankruptcy proceedings.  Upon any early termination of the Cost Share Agreement, the Company must pay for all costs incurred by or on behalf of General Atomics to wind down the planned demonstration plant other than any allowable costs for such wind-down paid for by the DoE.

The foregoing description of the Cost Share Agreement is qualified in its entirety by the terms of the Cost Share Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

General Atomics is a “related party” of the Registrant under Canada’s Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) by reason of being an affiliate of Synchron (which currently owns approximately 48% of the outstanding common shares of the Company).  Accordingly, the assumption and payment of the costs of General Atomics by the Company pursuant to the Cost Share Agreement constitutes a related party transaction as defined under MI 61-101.  The assumption and payment of the costs of General Atomics by the Company pursuant to the Cost Share Agreement is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to Subsection 5.5(b) of MI 61-101 as the Registrant’s securities are not listed on certain specified markets listed in MI 61-101, and is exempt from the minority shareholder approval requirements of Section 5.6 of MI 61-101 pursuant to Subsection 5.7(b) of MI 61-101 as the aggregate amount of costs of General Atomics that have been assumed and are payable by the Company pursuant to the Cost Share Agreement is less than 25% of the Registrant’s market capitalization.  The assumption and payment of the costs of General Atomics by the Company pursuant to the Cost Share Agreement was approved by a majority of the board of directors of the Registrant, with the Synchron nominee directors of the Registrant abstaining from voting thereon.  The Registrant did not file a material change report 21 days prior to the entering into of the Cost Share Agreement as the details of the Cost Share Agreement had not been confirmed at that time.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Cost Share Funding Assumption Agreement entered into on November 30, 2021 by and between General Atomics and Rare Element Resources, Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 1, 2021

RARE ELEMENT RESOURCES LTD.

By:	/s/ Randall J. Scott
Name:	Randall J. Scott
Title:	President and Chief Executive Officer